Exhibit 5.1

        June 7, 2006

The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053

The Stanley Works Capital Trust I
c/o The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053

    RE:
    Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to The Stanley Works., a Connecticut corporation (the "Company"), and to The Stanley Works Capital Trust I, a Delaware statutory trust (the "Trust"), in connection with the public offering of the Trust's $450,000,000 aggregate liquidation amount of its 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (the "Exchange Preferred Securities") and related offering by the Company of $450,000,000 aggregate principal amount of its 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045 (the "Exchange Notes") and the Company's guarantee of the Trust's obligations under the Exchange Preferred Securities (the "Exchange Guarantee" and together with the Exchange Preferred Securities and the Exchange Notes, the "Exchange Securities"). The Exchange Securities are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount, or liquidation amount, as applicable, of the Trust's 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (the "Original Preferred Securities"), the Company's 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045 (the "Original Notes") and related guarantee by the Company of the Trust's obligation under the Original Preferred Securities (the "Original Guarantee" and together with the Original Preferred Securities and the Original Notes, the "Original Securities") which were issued on November 22, 2005. The Exchange Preferred Securities are to be issued pursuant to the amended and restated declaration of trust dated November 22, 2005 (the "Declaration") among the Company, as sponsor, the Trust, HSBC Bank, U.S.A., National Association, as Delaware trustee and property trustee (the "Institutional Trustee"), and the administrative trustees named therein, the Exchange Notes are to be issued under the indenture (the "Indenture") dated November 22, 2005 between the Company and HSBC Bank USA, National Association, as trustee (the "Indenture Trustee") and the Exchange Guarantee is made pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee Agreement") between the Company and HSBC Bank, U.S.A., National Association as, trustee (the "Guarantee Trustee"), and as contemplated by the Registration Rights Agreement, dated as of November 22, 2005 (the "Registration Rights Agreement").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  1.
  the Registration Statement (the "Registration Statement") on Form S-4 relating to the Exchange Securities originally filed with the Securities and Exchange Commission (the "Commission") on April 5, 2006 as amended by Amendment No. 1 thereto filed with the Commission on May 10, 2006, Amendment No. 2 thereto filed with the Commission on May 26, 2006 and by Amendment No. 3 thereto to be filed with the Commission on the date hereof;

  2.
  executed copies of the Registration Rights Agreement;

  3.
  an executed copy of the Indenture;

  4.
  an executed copy of the Declaration;

  5.
  an executed copy of the Guarantee Agreement;

  6.
  the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Guarantee Trustee, filed as an exhibit to the Registration Statement;

  7.
  the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Institutional Trustee, filed as an exhibit to the Registration Statement;

  8.
  the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee, filed as an exhibit to the Registration Statement;

  9.
  the form of the Exchange Preferred Securities;

  10.
  the form of Exchange Notes; and

  11.
  the form of Exchange Guarantee.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company and the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of the State of Connecticut and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture and the Registration Statement. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        Our opinion set forth herein is limited to Delaware corporate law, the Delaware Statutory Trust Act and the laws of the State of New York that are normally applicable to securities of the type contemplated by the Indenture and the Guarantee Agreement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

        To the extent that the opinions expressed herein relate to matters governed by the laws of the State of Connecticut, as you requested, we have relied, without independent verification or investigation of any kind, on the opinion of Kathryn P. Sherer, assistant general counsel of the Company, dated as of the date hereof, which is being filed herewith as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and assumptions contained in such opinion.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective:

  1.
  With respect to the Exchange Preferred Securities, when such Exchange Preferred Securities (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Declaration and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Preferred Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (1) the Exchange Preferred Securities will be duly authorized and will be validly issued, fully paid and nonassesable, representing undivided beneficial interests in the assets of the Trust, and (2) the holders of the Exchange Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. We bring to your attention, however, that the holders of the Exchange Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Exchange Preferred Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the Institutional Trustee to exercise its rights and powers under the Declaration.

  2.
  With respect to the Exchange Guarantee, when the Exchange Preferred Securities (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Declaration and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Preferred Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and public policy considerations (regardless of whether enforceability is considered in a proceeding at law or in equity).

  3.
  With respect to the Exchange Notes, when such Exchange Notes are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and public policy considerations (regardless of whether enforceability is considered in a proceeding at law or in equity).

        In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company and the Trust of the Declaration, the Indenture, the Guarantee Agreement and the Exchange Securities, the consummation by the Company and the Trust of the Exchange Offer and the performance by the Company and the Trust of their respective obligations under the Exchange Securities, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Trust or their respective properties are subject, except that we do not make this assumption with respect to those agreements and instruments which have been identified to us by the Company as being material to it and which are listed as exhibits in Part II of the Registration Statement.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                      Very truly yours,
                      /s/ Skadden, Arps, Slate, Meagher & Flom LLP